                                                                   EXHIBIT (j)

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated August 8, 2000, and to all references to our Firm included in or made a part of this Registration Statement of AHA Investment Funds, Inc., comprising the Full Maturity Fixed Income Portfolio, Limited Maturity Fixed Income Portfolio, Diversified Equity Portfolio and Balanced Portfolio.




ARTHUR ANDERSEN LLP

Chicago, Illinois
October 30, 2000